Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE:

SuperGen Announces Signing of Definitive Agreement to Acquire
Montigen Pharmaceuticals

- Expands R&D Infrastructure, Product Pipeline and Future Commercial Opportunities -

Dublin, CA, January 27, 2006 — SuperGen, Inc. (Nasdaq: SUPG) today announced that it has entered into a definitive agreement to acquire Montigen Pharmaceuticals, Inc., a privately-held oncology-focused drug discovery and development company headquartered in Salt Lake City, Utah.  Montigen’s assets include its research and development team, a proprietary drug discovery technology platform and optimization process, CLIMB™, and late-stage pre-clinical compounds targeting aurora-A kinase and members of the tyrosine kinase receptor family. One of the Montigen compounds is expected to be the subject of a pre-IND meeting later this year.

Pursuant to the terms of the agreement, SuperGen will pay the Montigen stockholders a total of $18.0 million upon the closing of the transaction, consisting of $9.0 million in cash and $9.0 million in shares of SuperGen common stock.  SuperGen will pay the Montigen stockholders an additional $22.0 million in shares of SuperGen common stock, contingent upon achievement of specific regulatory milestones.  Completion of the acquisition will be subject to approval by the Montigen stockholders, customary closing conditions, and the issuance of a permit from the Commissioner of Corporations for the State of California so that the issuance of the shares of SuperGen common stock will be exempt from registration under the Securities Act of 1933.  The proposed transaction is expected to close in March 2006.

“The acquisition of Montigen is an exciting new chapter for SuperGen as we continue to expand our position in the oncology and hematology markets,” said James S. Manuso, Ph.D., SuperGen’s President and Chief Executive Officer.  “Montigen’s capabilities in rapid targeted drug discovery and optimization are expected to generate multiple pre-clinical development candidates for selection into clinical testing. We believe this acquisition will add force to our internal pre-clinical development efforts and will complement our ongoing in-licensing efforts focused on later stage compounds.  These combined resources should create value for our stockholders by expanding the depth of our product pipeline, maximizing the utility of our core competency in clinical development and expanding opportunities for future commercialization.”

Montigen was founded in 2003 by David J. Bearss, Ph.D. and Dallin M. Anderson, to further develop and commercialize research conducted by Dr. Bearss at the University of Arizona in collaboration with Dr. Daniel Von Hoff, MD, a scientific advisor to SuperGen and a member of Montigen’s Scientific Advisory Board.  Montigen’s proprietary CLIMB™ drug discovery and optimization process blends computational chemistry with bioassays, bioinformatics and in-vivo model systems to streamline the pre-clinical drug development process.  Starting with a virtual library consisting of tens of millions of compounds, CLIMB™ has already yielded a number of sets of pre-clinical compound classes addressing important validated cancer targets.  Montigen’s virtual modeling and strong medicinal chemistry expertise allow researchers to rapidly generate novel drugs against a variety of disease targets and to identify and validate appropriate leads in far less time than traditional and competitive drug discovery processes.

Montigen has late-stage compounds in its pre-clinical portfolio. These include inhibitors of aurora-A kinase and products which target the tyrosine kinase receptor family.  These compounds have shown pre-clinical activity in solid tumors of several cancer types including breast, colorectal, ovarian, pancreatic and prostate.

 “Montigen is very pleased to become part of SuperGen,” stated Dr. David J. Bearss, Founder and Chief Scientific Officer.  “Our common goal is to rapidly discover and develop novel, targeted products for cancer patients. This transaction provides Montigen with access to the resources and infrastructure that will enable us to accelerate our research productivity and maximize the value of our existing and future drugs in development.”

At the close of the transaction Dr. Bearss will join the SuperGen management team as Vice President, Chief Scientist, along with his 12-person research and development team. Montigen’s existing facilities in Salt Lake City, Utah will be taken over by SuperGen.

About Montigen Pharmaceuticals

Montigen Pharmaceuticals, Inc. is a drug discovery and development company dedicated to alleviating human suffering by developing novel therapeutics to treat and cure life-threatening diseases. To date, Montigen has utilized its revolutionary CLIMB™ drug development process to create promising compounds that inhibit aurora-A kinase, a gene amplified in most human cancer cells, and small molecules that target tyrosine-kinase receptors that play critical roles in transducing growth signals to cancer cells.  CLIMB™ is an integrated, computational-chemistry-driven lead identification technology merging bioinformatics, directed forward genetics and random mutagenesis to rapidly test drugs in vertebrate models that mimic relevant aspects of human disease states.

For additional information, please visit Montigen’s website at www.montigen.com.

About SuperGen

Based in Dublin, California, SuperGen is a pharmaceutical company dedicated to the acquisition, rapid development and commercialization of therapies for solid tumors, hematological malignancies and blood disorders.  SuperGen’s product portfolio includes: Nipent® (pentostatin for injection); Mitomycin (generic brand of Mutamycin®); and SurfaceSafe® cleaner.

For more information about SuperGen, please visit www.supergen.com.

This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby.  These forward-looking statements include statements regarding Montigen’s ability to generate pre-clinical development candidates for selection into clinical testing, the value created for SuperGen’s stockholders as a result of the combination of Montigen’s technology and capabilities with SuperGen’s existing capabilities, the expectation that the Montigen products will be the subject of a pre-IND meeting later this year, the creation of opportunities for future commercialization of compounds, and the ability of Montigen to accelerate its research productivity and maximize the value of its developmental drugs as a result of the proposed acquisition.  Such statements are just predictions and involve risks or uncertainties such that actual results and performance may differ materially.  Factors that might cause such a difference include the failure to (1) complete the transaction with Montigen, as a result of failure to obtain approval from the Montigen stockholders of the proposed acquisition, satisfy other conditions to closing or obtain state securities regulatory approval, (2) achieve the regulatory milestones contemplated by the definitive agreement such that the expansion of SuperGen’s product pipeline and commercialization opportunities may not be realized and (3) successfully integrate Montigen and its technology and research team into SuperGen and achieve expected synergies.  These and other risks are detailed from time to time in SuperGen’s periodic filings with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended December 31, 2004 and on Form 10-Q for the quarter ended September 30, 2005. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update or revise the information contained in any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Timothy L. Enns	Sharon Weinstein
SuperGen, Inc.	Noonan Russo
Tel: (925) 560-0100 x111	Tel: (212) 845-4271
E-mail: tenns@supergen.com	E-mail: sharon.weinstein@eurorscg.com

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